UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 28, 2021, CONSOL Energy Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results on the matters considered by the Company’s stockholders at the Annual Meeting are provided below.

Proposal 1:	Sophie Bergeron and James A. Brock were elected as Class I directors of the Company, and John T. Mills and William P. Powell were elected as Class III directors of the Company, each for a one-year term expiring at the Company’s 2022 Annual Meeting of Stockholders by the following votes:

Director Name	For	Withheld	Broker Non-Votes
Sophie Bergeron	17,598,839	6,427,987	4,112,220
James A. Brock	23,929,871	96,955	4,112,220
John T. Mills	23,807,414	219,412	4,112,220
William P. Powell	23,494,489	532,337	4,112,220

Proposal 2:	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified by the following votes:

For:	28,063,844
Against:	51,264
Abstain:	23,938

Proposal 3:	The compensation paid to the Company’s named executive officers in 2020 was approved, on an advisory basis, by the following votes:

For:	23,302,121
Against:	674,643
Abstain:	50,062
Broker Non-Votes:	4,112,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: May 4, 2021